UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
(Date of earliest event reported): June 21, 2006
ACE CASH EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Texas	0-20774	75-2142963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1231 Greenway Drive, Suite 600
Irving, Texas		75038
(Address of principal executive offices)		(Zip Code)
(972) 550-5000
(Registrant’s telephone number,
including area code)
Not Applicable
(Former Name or Former Address,
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
   Termination of HSR Waiting Period
     In accordance with the Agreement and Plan of Merger, dated as of June 6, 2006 (the “Merger Agreement”), by and among Ace Cash Express, Inc., a Texas corporation (the “Company”), Ace Holdings I, LLC, a Delaware limited liability company (“Ace Holdings”) and Ranger Merger Sub, Inc., a Texas corporation and a wholly-owned subsidiary of Ace Holdings (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and wholly owned subsidiary of Ace Holdings (the “Merger”), on June 20, 2006, each of the Company and Ace Holdings filed a Notification and Report Form for Certain Mergers and Acquisitions (the “Filings”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”) with the Antitrust Division of the Department of Justice and the Federal Trade Commission. The Filings are subject to a 30-day initial waiting period under the HSR Act. On June 23, 2006, the Company received notice of early termination of the waiting period.
   Shareholder Litigation
     On June 21, 2006, The Joel & Zehava Rosenfeld Family Foundation Trust (the “Plaintiff”) filed a purported class action lawsuit in the United States District Court, Northern District of Texas, Dallas Division (the “Court”) on behalf of itself and all other public shareholders (together with the Plaintiff, the “Class”) of the Company, against the Company, Ace Holdings and each of Jay B. Shipowitz, Robert P. Allyn, J.M. Haggar, III, Marshall B. Payne, Michael S. Rawlings, Charles Daniel Yost, Raymond C. Hemmig and Edward W. Rose, III (collectively, the “Directors” and with the Company and Ace Holdings, the “Defendants”).
     The Plaintiff alleges that the Defendants breached their fiduciary duties of loyalty, honesty and fair dealing to the Class because the Plaintiff alleges that the consideration payable to Company shareholders is at an unfair price and is a result of unfair dealing.
     In its complaint, the Plaintiff requests that the Court certify the Class. In addition, the Plaintiff seeks:
•	to enjoin the Company, Ace Holdings and the Directors from proceeding with or consummating the Merger;

•	to invalidate and set aside the $15 million break-up fee;

•	to rescind, set aside or award rescissory and/or compensatory damages to the Class if the Merger is consummated;

•	punitive damages;

•	costs and disbursements of the class action and reasonable attorneys’ and experts’ fees; and

•	other relief as the Court deems just and proper.
     The Company believes this lawsuit is without merit and intends to vigorously defend against this action.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE CASH EXPRESS, INC.
Dated: June 26, 2006	By:	/s/ WALTER E. EVANS
Walter E. Evans
Senior Vice President and General Counsel